                                   PAGE 1

                                                                  Exhibit 21
                         SUBSIDIARIES OF THE COMPANY

                                                            Jurisdiction of
                                                            Incorporation or
Name of Subsidiary                                          Organization
------------------                                          ----------------
American Demographics, Inc.                                 New York
Dow Jones AER Company, Inc.                                 Delaware
  Economic Research Company, Inc.                           Delaware
Dow Jones Broadcasting (Asia), Inc.                         Delaware
Dow Jones Broadcasting (Europe), Inc.                       Delaware
  European Business News (74% owned partnership)            Delaware
Dow Jones Broadcasting (USA), Inc.                          Delaware
Dow Jones Canada, Inc.                                      Canada
Dow Jones Courrier, N.V.                                    Belgium
Dow Jones Courrier, GmbH                                    Switzerland
Dow Jones Financial Publishing Corp.                        Delaware
Dow Jones Information Publishing, Inc.                      Delaware
Dow Jones Information Services International (HK) Ltd.      Hong Kong
Dow Jones International Marketing Services (U.K.), Ltd.     United Kingdom
Dow Jones International Marketing Services GmbH             Germany
Dow Jones Newsprint Company, Inc.                           Delaware
Dow Jones Printing Company (Asia), Inc.                     Delaware
Dow Jones Publishing Company (Asia), Inc. (90% owned)       Delaware
Dow Jones Publishing Company (Europe), Inc.                 Delaware
Dow Jones Real Estate Development Corp.                     Delaware
Dow Jones Southern Holding Company, Inc.                    Delaware
  Nanbei Ltd (50% owned)                                    Turks and Caicos
Dow Jones Ventures II, Inc.                                 Delaware
Dow Jones Ventures III, Inc.                                Delaware
Dow Jones Virginia Company, Inc.                            Delaware
Federal Filings, Incorporated                               Delaware
IDD Enterprises, L.P. (59.2% owned partnership)             Delaware
National Delivery Service, Inc.                             Delaware
Ottaway Newspapers, Inc.                                    Delaware
  Essex County Newspapers, Inc.                             Massachusetts
  News-Sun, Inc.                                            Arizona
  ONI Press, Inc.                                           Delaware
  Research and Marketing Solutions, Inc.                    Delaware
  The Inquirer & Mirror, Inc.                               Massachusetts
  Portuguese-American Publications, Inc.                    Massachusetts
Review Publishing Company Limited                           Hong Kong
  The China Phone Book Co. Ltd.                             Hong Kong
Dow Jones Markets Holdings, Inc.                            Delaware
  Dow Jones Markets Canada Inc.                             Ontario
  Dow Jones Markets Systems, Inc.                           California
  Dow Jones BD Services, Inc                                Delaware
  Dow Jones Markets Italia s.r.l.                           Italy
  Dow Jones Markets, Inc.                                   New York
    Dow Jones Markets Puerto Rico, Inc.                     Delaware
  Telerate Financial Services Co.                           Delaware
  Telerate International Inc.                               Delaware

                                                            Jurisdiction of
                                                            Incorporation or
Name of Subsidiary                                          Organization
------------------                                          ----------------
    Dow Jones Markets International Company
        (100% owned Partnership)                            Delaware
      Dow Jones Telerate Panama Inc.                        Panama
      Servicios Informativos Telerate
       (Chile) Limitada                                     Chile
      Dow Jones Markets Asia-Pacific Singapore
       Pte Ltd                                              Singapore
      Dow Jones Markets (Australia) Pty Limited             Australia
      Telerate Bahamas Limited                              Bahamas
      Dow Jones Markets Belgium SA                          Belgium
      Dow Jones Telerate Cyprus Limited                     Cyprus
      Dow Jones Telerate Danmark A/S                        Denmark
      Dow Jones Markets Limited                             United Kingdom
      Dow Jones Markets Finland OY                          Finland
      Dow Jones Telerate France SA                          France
      Dow Jones Telerate Ireland Limited                    Ireland
      Dow Jones Markets Netherlands BV                      Netherlands
      Dow Jones Markets Espana S.A.                         Spain
      Dow Jones Markets Sweden AB                           Sweden
      Dow Jones Markets (Thailand) Limited                  Thailand
      Dow Jones Markets Technical Services Limited          United Kingdom
        Telefin SA                                          Greece
      Dow Jones Markets Switzerland AG                      Switzerland
      Dow Jones Markets (Singapore) Pte Ltd                 Singapore
      Dow Jones Telerate de Venezuela, C.A.                 Venezuela
      Dow Jones Markets (Hong Kong) Limited                 Hong Kong
      Dow Jones Markets (Asia Pacific) Limited              Hong Kong
      Dow Jones Markets Financial Information
       Services, Inc.                                       Delaware
        Dow Jones Telerate Argentina S.A.                   Argentina
      Dow Jones Telerate Finansal Sistemler A.S.            Turkey
      Dow Jones Telerate Informacao Financeira, Lda.        Portugal
      Dow Jones Telerate Ges.m.b.H.                         Austria
      Dow Jones Markets Luxembourg SARL                     Luxembourg
      Dow Jones Markets (Malaysia) SDN BHD                  Malaysia
      Dow Jones Markets (New Zealand) Ltd.                  New Zealand
      Advance Pacific Limited                               Cook Islands
      Dow Jones Telerate GmbH                               Germany
      Dow Jones Markets Norway AS                           Norway
      Dow Jones Telerate (South Africa) (Pty) Limited       South Africa


All of the above subsidiaries are included in the consolidated financial statements.